                                                              EXHIBIT 10(F)
===========================================================================



                              TCA CABLE TV, INC.



                               $100,000,000.00


                    9.0% SENIOR NOTES DUE AUGUST 31, 1999



                                _____________

                                NOTE AGREEMENT
                                _____________


                        Dated as of September 27, 1989



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
                              TABLE OF CONTENTS

                            (Not Part of Agreement)


                                                              Page
1.  AUTHORIZATION OF ISSUE OF NOTES......................        1

2.  PURCHASE AND SALE OF NOTES...........................        1

3.  CONDITIONS PRECEDENT.................................        3

4.  PREPAYMENTS..........................................        6

5.  AFFIRMATIVE COVENANTS................................        8

6.  NEGATIVE COVENANTS...................................       11

7.  EVENTS OF DEFAULT....................................       16

8.  REPRESENTATIONS, COVENANTS AND WARRANTIES............       20

9.  REPRESENTATIONS OF THE PURCHASER.....................       25

10. DEFINITIONS..........................................       26

11. MISCELLANEOUS........................................       33

PURCHASER SCHEDULE

SCHEDULE 6C (10) -- GUARANTEES

SCHEDULE 8C -- LITIGATION

SCHEDULE 8F -- MATERIAL AGREEMENTS

SCHEDULE 80 -- FINANCIAL PROJECTIONS

EXHIBIT A -- FORM OF NOTE

EXHIBIT B -- FORM OF OPINION OF COMPANY'S COUNSEL

EXHIBIT C -- LIST OF AGREEMENTS RESTRICTING DEBT



                                     (i)

                               TCA Cable TV, Inc.
                               3015 SSE Loop 323
                            Tyler, Texas 75713-1489





                                                              September 27, 1989



The Prudential Insurance
 Company of America
c/o Prudential Capital Corporation
Gateway Three, 100 Mulberry
Newark, New Jersey 07102

                           $100,000,000 Senior Notes

Gentlemen:

         The undersigned, TCA Cable TV, Inc., (the "Company"), hereby agrees with you as follows:

         PARAGRAPH 1. AUTHORIZATION OF ISSUE OF NOTES.

         1. Authorization of Issue of Notes. The Company will authorize the issue of its senior promissory notes (the "Notes") in the aggregate principal amount of $100,000,000, each to be dated the date of issue thereof, to mature August 31, 1999, to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate of 9.0% per annum and on overdue principal, premium and interest at the rate specified therein, and to be substantially in the form of Exhibit A attached hereto. The term "Notes" as used herein shall include each Note delivered pursuant to any provision of this Agreement and each Note delivered in substitution or exchange for any such Note pursuant to any such provision. Capitalized terms used herein have the meanings specified in paragraph 10.

         PARAGRAPH 2. PURCHASE AND SALE OF NOTES

         2A.     Purchase and Sale of Notes. The Company hereby agrees to sell to you and, subject to the terms and conditions herein set forth, you agree to purchase from the Company Notes delivered by the Company to you on any Date of Closing, up to the amount of $100,000,000 for all Dates of Closing, at a price equal to 100% of the principal amount of such Notes. The Company shall give you not less than five days prior written notice of each date upon which the Company will sell Notes to you pursuant hereto (a "Date of Closing"), which shall be a Business Day on or prior to January 31, 1990. Such notice shall specify the Date of Closing and the principal amount of Notes to be sold on such date which shall be a multiple of $100,000 not less than the lesser of (i) $25,000,000 or (ii) the remaining principal amount of Notes which may be sold hereunder. You shall not be obligated to purchase Notes from the Company on more than three Dates of Closing or in an amount other than the amount specified in the notice for a particular Date of Closing. On each Date of Closing the Company will deliver to you, at the offices of Thompson & Knight in Dallas, Texas, one or more Notes registered in your name, evidencing the aggregate principal amount of the Notes to be purchased by you on such Date of Closing and in the denomination or denominations specified by you prior to such Date of Closing, against such payment of the purchase price thereof by transfer of immediately available funds for credit to the Company's account #5302307 at The First National Bank of Chicago on such Date of Closing.

         2B.     Cancellation Fee. (i) Should the Company fail to sell to you
Notes in the full principal amount of $100,000,000 on or prior to January 31, 1990, either by reason of delivery to you of written notice that the Company does not intend to issue such full principal amount of the Notes hereunder or by reason of a failure by the Company or any other Person (except you) to satisfy the terms and conditions hereof, you shall be relieved of any obligation to purchase the Notes in an amount in excess of the Notes theretofore sold to you hereunder, and the Company shall pay to you forthwith upon your demand, by transfer of immediately available funds to such account as you may designate, an amount determined by dividing the Price Increase by 100, and multiplying such quotient by the difference between $100,000,000 and the principal amount of Notes sold to you hereunder. You and the Company agree that the amount payable to you pursuant to the preceding sentence is a reasonable estimate of your loss under the circumstances contemplated thereby and is not a penalty since it would be impracticable or extremely difficult to fix the actual damages; such amount is payable to you as liquidated damages with respect to losses that you may suffer in reemploying the funds that were to be used for the purchase of the Notes which were not issued hereunder, and (without prejudice, however, to your rights and remedies hereunder in respect of any other breach of this Agreement or as otherwise specifically provided herein) you shall not be entitled to recover any additional damages hereunder as a consequence of such losses, if any, for such failure of the Company to sell to you the full amount of the Notes. Payments made pursuant to this paragraph 2B shall be in addition to any other costs, expenses, liabilities or other amounts that may become due to you by the terms hereof or by operation of law or otherwise. You and the Company further agree that your statement in reasonable detail showing the calculation of the foregoing amount shall be conclusive as to the amount owed under this paragraph in the absence of manifest error.

         (ii) For purposes of clause (i) of this paragraph 2B the term "Price Increase" shall mean the amount obtained by subtracting (a) the price (as determined by you) of 7 7/8% Treasury Notes due July 15, 1996 (the "Treasury Notes"), on July 25, 1989, which was $99.78125, from (b) the price (as determined by you) of the Treasury Notes on the date you receive a notice of the Company's intention not to issue the Notes or any portion thereof herein referred to in subparagraph (i) of this Paragraph 2B or, if no such notice has been received, but no issuance has occurred, January 31, 1990. In each case, the price shall be based on the Treasury Note having a par value of $100 and shall be rounded to the second decimal place. The Company will be required to make a payment to you under this paragraph 2B only if the price specified in clause (b) of this subparagraph (ii) exceeds the price specified in clause (a) of this subparagraph (ii). In no event shall you be required to make a payment to the Company under this paragraph 2B.

         PARAGRAPH 3. CONDITIONS PRECEDENT.

         3. Conditions of Closing. Your obligation to purchase and pay for the Notes to be purchased by you hereunder is subject to the satisfaction of the following conditions:

                 3A.      Conditions of Initial Closing. Your obligation to
         purchase and pay for the Notes to be purchased by you at the initial Date of Closing is subject to the satisfaction of the following conditions:

                          (i) Certain Documents. You shall have received the following, each dated such Date of Closing:

                                  (a)      The Notes to be purchased by you on
                          the initial Date of Closing.

                                  (b)      Certified copies of the resolutions
                          of the Board of Directors of the Company approving this Agreement and the Notes, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Notes.

                                  (c) A certificate of the Secretary or an Assistant Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to sign this Agreement and the Notes and the other documents to be delivered hereunder.

                                  (d)      Certified copies of the Certificate
                          of Incorporation and bylaws of the Company.

                                  (e)      A favorable opinion of Jackson  &
                          Walker, special counsel to the Company, satisfactory to you and substantially in the form of Exhibit B attached hereto and as to such other matters as you may reasonably request.

                                  (f)      Certified copies of the Purchase
                          Agreement and each agreement listed on Exhibit C hereto.

                          (ii) Opinion of Purchaser's Special Counsel. You shall have received from Thompson & Knight, who are acting as special counsel for you in connection with this transaction, a favorable opinion satisfactory to you as to: (a) the due organization, existence and good standing of the Company; (b) the due authorization by all requisite corporate action, execution and delivery and the validity, legally binding character and enforceability of this Agreement and the Notes;
                 (c) the absence of any requirement to register the Notes under the Securities Act; and (d) such other matters incident to the matters herein contemplated as you may reasonably request, including the form of all papers and the validity of all proceedings. Such opinion shall also state that, based upon such investigation and inquiry as is deemed relevant and appropriate by such counsel, the opinion referred to in paragraph 3A(i)(e) is satisfactory in form and scope to such counsel and, while such investigation and inquiry into the matters covered by such opinion (other than the matters specified in clauses (b) and (c) above) were not sufficient to enable such counsel independently to render such opinion, nothing has come to the attention of such counsel which has caused it to question the legal conclusions expressed in the opinion referred to in paragraph (i) and such counsel believes that you are justified in relying on such opinion.

                          (iii) Accountants' Letter. The Company shall have delivered to you a letter from Coopers & Lybrand, Certified Public Accountants, addressed to you, stating that such firm has reviewed the provisions for Federal, State and other income taxes of the Company and its Subsidiaries contained in the financial statements furnished to you pursuant to clause
                 (i) of paragraph 8B and the financial statements included in the Company's then most recent annual report furnished to its stockholders and to you, and that, in the opinion of such firm, the latest consolidated balance sheet included in such financial statements includes reasonably adequate provisions for all unpaid Federal, State and other income taxes for the fiscal year ended October 31, 1988 and for all fiscal years ended prior thereto which have not been examined and reported on by the taxing authorities.

                 3B.      Conditions of Each Closing other than Initial
         Closing. Your obligation to purchase and pay for the Notes to be purchased by you at any Date of Closing other than the initial Date of Closing is subject to your receipt of the following, each dated such Date of Closing:

                          (i) The Notes to be purchased by you on such Date of Closing.

                          (ii)    A Certificate of the Secretary or an
                 Assistant Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to sign the Notes and the other documents delivered, (or certifying that the parties named in the certificate delivered pursuant to Section 3A(i)(c) remain authorized to sign such Notes and other documents) that the resolutions and other documents delivered pursuant to paragraph 3A(i)(b) have not been amended, modified or rescinded and are still in full force and effect, and that the Certificate of Incorporation and bylaws of the Company delivered pursuant to paragraph 3A(i)(d) have not been amended, modified or rescinded (or certifying any amendments thereto) and are still in full force and effect.

                 3C.      Conditions of Each Closing. Your obligation to
         purchase and pay for the Notes to be purchased by you at any Date of Closing is subject to the satisfaction of the following conditions:

                          (i) Representations and Warranties; No Default. The representations and warranties contained in paragraph 8 shall be true on and as of such Date of Closing and shall be true and correct immediately following the issuance of the Notes to be issued on such Date of Closing and the completion of all other transactions or events (including without limitation the incurrence of other Debt and the acquisition of any Cable TV Systems pursuant to the Purchase Agreement) occurring on such Date of Closing; there shall exist on such Date of Closing no Event of Default or Default; no Event of Default or Default shall result from or exist upon the issuance of the Notes to be issued on such Date of Closing nor upon the completion of all other transactions or events (including without limitation the incurrence of other Debt and the acquisition of any Cable TV Systems pursuant to the Purchase Agreement) occurring on such Date of Closing; and the Company shall have delivered to you an Officer's Certificate, dated such Date of Closing, to such effects.

                          (ii) Purchase Permitted By Applicable Laws. The purchase of and payment for the Notes to be purchased by you on such Date of Closing on the terms and conditions herein provided (including the use of the proceeds of the Notes by the Company) shall not violate any applicable law or governmental regulation (including, without limitation, section 5 of the Securities Act or Regulation G, T or X of the Board of Governors of the Federal Reserve System) and shall not subject you to any tax, penalty, or liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and you shall have received such certificates or other evidence as you may request to establish compliance with this condition.

                          (iii)   Proceedings. All corporate and other
                 proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in substance and form to you, and you shall have received all such counterpart originals or certified or other copies of such documents as you may reasonably request.

         PARAGRAPH 4. PREPAYMENTS.

         4. Prepayments. The Notes shall be subject to prepayment with respect to the required prepayments specified in paragraph 4A and also under the circumstances set forth in paragraph 4B.

                 4A.      Required Prepayments.  Until the Notes shall be paid
         in full, the Company shall apply to the prepayment of the Notes, without premium, the sum of $8,000,000 on the last day of February and August in each of the years 1993 to 1996, inclusive, and the sum of $6,000,000 on the last day of February and August in each of the years 1997 and 1998 and on the last day of February, 1999, and such principal amounts of the Notes, together with interest thereon to the prepayment dates, shall become due on such prepayment dates. Any prepayment made by the Company pursuant to any other provision of this paragraph 4 shall not reduce or otherwise affect its obligation to make any prepayment required by this paragraph 4A. The remaining $6,000,000 principal amount of the Notes, together with interest accrued thereon, shall become due on the maturity date of the Notes. If less than $100,000,000 principal amount of Notes are sold to you, the amount of each such prepayment shall be reduced to an amount calculated by multiplying the amount of the prepayment otherwise required by this paragraph 4A by a fraction, the numerator of which shall be the principal amount of Notes sold to you and the denominator of which shall be $100,000,000.

                 4B.      Optional Prepayment With Yield-Maintenance Premium.
         The Notes shall be subject to prepayment, in whole at any time or from time to time in part on any required prepayment date (provided that no prepayment shall be in an amount less than $5,000,000 or an integral multiple of $1,000,000 in excess of such amount), at the option of the Company, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield-Maintenance Premium, if any, with respect to each Note. If the Company and the holder of any Note shall prior to the prepayment date designate in writing a different premium, the premium so designated shall be payable on the prepayment date in lieu of the Yield-Maintenance Premium with respect to such Note. All prepayments of the Notes pursuant to this paragraph 4B shall be applied to the required payments and prepayments of the Notes in the inverse order of maturities.

                 4C.      Notice of Optional Prepayment. The Company shall give
         the holder of each Note irrevocable written notice of any prepayment pursuant to paragraph 4B not less than 10 Business Days prior to the prepayment date, specifying such prepayment date and the principal amount of the Notes, and of the Notes held by such holder, to be prepaid on such date and stating that such prepayment is to be made pursuant to paragraph 4B. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the premium, if any, herein provided, shall become due and payable on such prepayment date. So long as you shall hold any Note, the Company shall, on or before the day on which it gives written notice of any prepayment pursuant to paragraph 4B, advise the Regional Vice President of the Dallas Regional Office of your affiliate, Prudential Capital Corporation, by telephone of the principal amount of the Notes to be prepaid and the prepayment date.

                 4D.      Partial Payments Pro Rata. Upon any partial
         prepayment of the Notes, the principal amount so prepaid shall be allocated to all Notes at the time outstanding (including, for the purpose of this paragraph 4D only, all Notes prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates) in proportion to the respective outstanding principal amounts thereof.

                 4E.      Retirement of Notes. The Company shall not, and shall
         not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than upon acceleration of such final maturity pursuant to paragraph 7A), or purchase or otherwise acquire, directly or indirectly, Notes held by any holder unless the Company or such Subsidiary or Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Notes held by each other holder of Notes at the time outstanding upon the same terms and conditions. Any Notes so prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement, except as provided in paragraph 4D.

         PARAGRAPH 5. AFFIRMATIVE COVENANTS.

         5. Affirmative Covenants. So long as you shall hold or be obligated to purchase any Note, the Company covenants that:

                 5A.      The Company will deliver to each Significant Holder
         in triplicate

                          (i) as soon as practicable and in any event within 60 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, consolidated statements of operations, statements of changes in shareholders' equity and statements of cash flows of the Company and its Subsidiaries for the period from the beginning of the current fiscal year to the end of such quarterly period, and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and certified by an authorized financial officer of the Company, subject to changes resulting from year-end adjustments;

                          (ii) as soon as practicable and in any event within 90 days after the end of each fiscal year, consolidated statements of operations, statements of changes in shareholders' equity and statements of cash flows of the Company and its Subsidiaries for such year, and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding consolidated figures from the preceding annual audit, all in reasonable detail and satisfactory in scope to you and, as to the consolidated statements, certified to the Company by independent public accountants of recognized national standing selected by the Company whose certificate shall be in scope and substance reasonably satisfactory to you;

                          (iii) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it shall send to its stockholders and copies of all registration statements (without exhibits) and all reports which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);

                          (iv) promptly upon receipt thereof, a copy of each other report submitted to the Company or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any Subsidiary; and

                          (v) with reasonable promptness, such other financial data as you may reasonably request.

         Together with each delivery of financial statements required by clauses (i) and (ii) above, the Company will deliver to each Significant Holder an Officer's Certificate demonstrating (with computations in reasonable detail) compliance by the Company and its Subsidiaries with the provisions of paragraph 6A and, the Officer's Certificate delivered with the financial statements required to be delivered by clause (ii) above shall further set forth, (except to the extent specifically set forth in such financial statements) (i) the aggregate amount of interest accrued on Debt and Capitalized Lease Obligations of the Company and Subsidiaries (if any) during the fiscal period covered by such financial statements, (ii) the aggregate amount of operating lease rental payments (other than rental payments for tower sites and utility poles) made during such fiscal period by the Company and Subsidiaries (if any) which (stated separately) were of the kinds subject to the restrictions of paragraph 6C(6), (iii) the amounts at the end of such fiscal period of Operating Cash Flow (all computed in accordance with the provisions hereof and showing the method of computation), and (iv) the aggregate amounts of depreciation on physical property charged on the books of the Company and Subsidiaries (if any) during such fiscal period. Each such Officer's Certificate shall state that to the best of the subject officer's knowledge, there exists no Event of Default or Default, or, if any such Event of Default of Default exists, specifying the nature thereof, the period of existence thereof and what action the Company proposes to take with respect thereto.

         Together with each delivery of financial statements required by clause
         (ii) above, the Company will deliver to each Significant Holder a certificate of said accountants stating that, in making the audit necessary to the certification of such financial statements, they have obtained no knowledge of any Event of Default or Default, or, if any such Event of Default or Default exists, specifying the nature and period of existence thereof. Such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any Event of Default or Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards. The Company also covenants that forthwith upon the President, Executive Vice President or Treasurer of the Company obtaining knowledge of an Event of Default or Default, it will deliver to each Significant Holder an Officer's Certificate specifying the nature thereof, the period of existence thereof, and what action the Company proposes to take with respect thereto. Each Significant Holder is hereby authorized to deliver a copy of any financial statement delivered pursuant to this Paragraph 5A to any regulatory body having jurisdiction over such Significant Holder.

                 5B.      Inspection of Property. The Company will permit any
         Person designated by any Significant Holder in writing, at such Significant Holder's expense, to visit and inspect any of the properties of the Company and its Subsidiaries, to examine the corporate books and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts with the principal officers of the Company, all at such reasonable times and as often as such Significant Holder may reasonably request.

                 5C.      Covenant to Secure Notes Equally. If the Company or
         any Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens excepted by the provisions of paragraph 6C(1) (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to paragraph 11C), it will make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Debt thereby secured so long as any such other Debt shall be so secured.

                 5D.      Agreement Assuming Liability on Note. If at any time
         any Person should become liable (as co-obligor, endorser, guarantor or surety) on any Debt of the Company or on any Debt of any Subsidiary, the Company will, at the same time, cause such Person to deliver to you an agreement pursuant to which such Person shall become similarly liable on the Notes.

                 5E.      Maintenance of Insurance. The Company will and will
         cause each Subsidiary to maintain insurance in such amounts and against such liabilities and hazards as customarily is maintained by other companies operating similar businesses and together with each delivery of financial statements under clause (ii) of paragraph 5A, and upon your written request, it will deliver an Officer's Certificate specifying the details of such insurance in effect.

                 5F.      Franchises, Licenses and Agreements. The Company will
         maintain, preserve and comply, in all material respects, with the terms of all franchises, licenses and agreements with public and private utilities and governmental agencies or instrumentalities (including the Federal Communications Commission) material to the conduct, operation and maintenance of each Cable TV System it operates.

                 5G.      Cable TV System. The Company will use materials and
         workmanship in the construction and operation of any Cable TV System of sufficient quality to conform with applicable standards and regulations of the FCC and will provide each subscriber with picture and sound in compliance and conformity with standards set by the FCC, except for any failure to so conform or comply which could not directly or indirectly have a material adverse effect on the Company.

                 5H. Pollution and Other Regulations. The Company will comply in all material respects, and will cause each of its Subsidiaries to comply in all material respects, with all laws and regulations relating to pollution and environmental control, equal employment opportunity and employee safety in all jurisdictions in which the Company and its Subsidiaries are doing business.

         PARAGRAPH 6. NEGATIVE COVENANTS.

                 6A(1)    Operating Cash Flow Ratio. The Company covenants that
         it will not permit the aggregate amount of the Debt of the Company and all Subsidiaries to be in excess of (i) at any time during the period from the first Date of Closing through October 31, 1990, 425% of Operating Cash Flow during the 12 month period preceding such calculation or (ii) at any time during the period from November 1, 1990 through the payment in full of the Notes, 375% of Operating Cash Flow during the 12 month period preceding such calculation. For purposes of this calculation, Operating Cash Flow shall include the pro forma Operating Cash Flow for corporate acquisitions which have been actually completed and shall exclude any Operating Cash Flow from assets which have been sold.

                 6A(2)    Fixed Charge Ratio. The Company covenants that it
         will not permit the sum of consolidated net income plus allowances for depreciation, amortization and deferred tax expenses at any time for the twelve month period ending as of such time, to be less than 110% of the sum of (i) all cash dividends, Related Investments and capital expenditures (other than purchases of Cable TV Systems whether directly or through the purchase of stock in a corporation whose assets consist of Cable TV Systems, which corporation immediately after such purchase will be a Subsidiary) for such 12 month period then ended plus (ii) scheduled principal payments due on all Debt during the 12 month period next following the date of such calculation.

                 6A(3)    Interest Expense Ratio. The Company covenants that it
         will not permit Operating Cash Flow for the Company and all Subsidiaries at any time for the twelve month period ending as of such time to be less than 200% of aggregate interest expense for the Company and all Subsidiaries for such twelve month period.

                 6B.      Subordinated Debt Limitation. The Company covenants
         that it will not make any payments of interest or principal on Subordinated Debt in violation of the terms of subordination applicable to such Subordinated Debt, and in any event so long as a Default or an Event of Default exists.

                 6C.      Lien, Debt and Other Restrictions. The Company
         covenants that it will not and will not permit any Subsidiary to:

                 6C(1).   Liens. Create, assume or suffer to exist any Lien
         upon any of its property or assets, whether now owned or hereafter acquired (whether or not provision is made for the equal and ratable securing of the Note in accordance with the provisions of paragraph
         5C), except

                          (i) Liens for taxes not yet due or which are being actively contested in good faith by appropriate proceedings,

                          (ii) other Liens incidental to the conduct of its business or the ownership of its property and assets which are not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business,

                          (iii) Liens on property or assets of a Subsidiary to secure obligations of such Subsidiary to the Company or another Subsidiary,

                          (iv) Liens on property of the Company securing Debt of the Company and all Subsidiaries resulting from

                 Capitalized Lease Obligations, provided that at the time of incurrence, such obligation would not create a violation of any provision of this paragraph 6,

                          (v) other Liens on property of the Company or Subsidiaries securing Debt of the Company and all Subsidiaries not in excess of an aggregate amount of $10,000,000 at any time outstanding, and

                          (vi) Liens existing on any property of any corporation at the time it becomes a Subsidiary, or existing prior to the time of acquisition upon any property acquired by the Company or any Subsidiary through purchase, merger or consolidation or otherwise, whether or not assumed by the Company or such Subsidiary, or placed on property at the time (or within 90 days following the time) of acquisition by the Company or any Subsidiary to secure all or a portion of (or to secure Debt incurred to pay all or a portion of) the purchase price thereof, provided that (a) all of such property is not or shall not thereby become encumbered in any amount in excess of seventy-five percent (75%) of the cost thereof and (b) any such Lien shall not encumber any other property of the Company or such Subsidiary.

                 6C(2).   Debt. Create, incur, assume or suffer to exist any
         Debt, except that (i) the Company (but not any Subsidiary) may create, incur, assume or suffer to exist any Debt if such action would not cause a violation of paragraph 6A(1), 6A(2), or 6A(3) and (ii) any Subsidiary may create, incur, assume or suffer to exist any Debt to the Company or to another Subsidiary.

                 6C(3).   Loans, Advances and Investments. Make or permit to
         remain outstanding any loan or advance to, or investments in, or make any capital contribution to, any Person, except that the Company or any Subsidiary may

                          (i) make or permit to remain outstanding loans or advances to any Subsidiary,

                          (ii) own, purchase or acquire (1) the assets contemplated by the Purchase Agreement, (2) other Cable T.V. Systems or other assets necessarily related to Cable T.V. Systems (including for example and not by way of limitation, assets related to programming, syndication, broadcasting, production, licensing entertainment and microwave and fiber optic and similar transmission and reception), or (3) the stock, obligations or other securities of a corporation or other entity which is engaged in the ownership or operation of Cable T.V. Systems or businesses necessarily related to Cable T.V. Systems which corporation or other entity is or will, immediately after such purchase or acquisition, be a Subsidiary.

                          (iii) acquire and own stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to the Company or any Subsidiary,

                          (iv) own, purchase or acquire (1) certificates of deposit in United States commercial banks having capital resources in excess of $100,000,000, (2) certificates of deposit in United States commercial banks having capital resources of less than $100,000,000 provided that the entire amount of said certificates of deposits is insured by the Federal Deposit Insurance Corporation, (3) prime commercial paper issued by a United States corporation or utility provided such obligation is rated A-1 by Standard & Poors or P-1 by Moody's Investors Services, Inc., in each case due within one year from the date of purchase and payable in the United States in United States dollars, (4) obligations of the United States Government or any agency thereof, and (5) obligations guaranteed by the United States Government, in each case due within one year of the date of purchase,

                          (v) make or permit to remain outstanding travel and other like advances to officers and employees in the ordinary course of business,

                          (vi) make or permit to remain outstanding loans or advances to, or investments in, any other Person, provided that the aggregate principal amount of such loans and advances shall not exceed $1,000,000 at any time outstanding for the Company and all Subsidiaries, and

                          (vii) make Related Investments which would not cause a violation of Section 6A(2).

                 6C(4).   Sale of Stock and Debt of Subsidiaries. Sell or
         otherwise dispose of, or part with control of, any shares of stock or Debt of any Subsidiary, except to the Company or another Subsidiary, and except that all shares of stock and Debt of any Subsidiary at the time owned by or owed to the Company and all Subsidiaries may be sold as an entirety for a cash consideration which represents the fair value (as determined in good faith by the Board of Directors of the Company) at the time of sale of the shares of stock and Debt so sold, provided that the assets of such Subsidiary do not constitute a substantial part (i.e., assets which constitute more than 10% of the Consolidated Assets of the Company and its Subsidiaries or which have contributed more than 10% of Consolidated Net Earnings for any of the three fiscal years then most recently ended) of the Consolidated Assets of the

         Company and all Subsidiaries and further provided that, at the time of such sale, such Subsidiary shall not own, directly or indirectly, any shares of stock or Debt of any other Subsidiary (unless all of the shares of stock and Debt of such other Subsidiary owned, directly or indirectly by the Company and all Subsidiaries are simultaneously being sold as permitted by this Paragraph 6C(4)) or any Debt of the Company.

                 6C(5). Merger and Sale of Assets. Merge or consolidate with any other corporation or sell, lease or transfer or otherwise dispose of all or a substantial part (i.e., assets which constitute more than 10% of the Consolidated Assets of the Company and its Subsidiaries or which have contributed more than 10% of Consolidated Net Earnings for any of the three fiscal years then most recently ended) of its assets to any Person, except that

                          (i) any Subsidiary may merge with the Company (provided that the Company shall be the continuing or surviving corporation) or with any one or more other Subsidiaries,

                          (ii) any Subsidiary may sell, lease, transfer or otherwise dispose of any of its assets to the Company or another Subsidiary,

                          (iii)   the Company may merge with any other
                 corporation, provided that (a) the Company shall be the continuing or surviving corporation, and (b) immediately after giving effect to such merger, no Event of Default or Default shall exist, and

                          (iv)    the Company may carry out a plan of
                 reorganization designed solely to change the Company's state of incorporation, provided that (a) such plan has been approved by its shareholders, (b) such action would not create a Default or an Event of Default under this Agreement and (c) the Company furnishes you such documents relating to said reorganization as you or your counsel may require.

                 6C(6).   Lease Rentals. Enter into or permit to remain in
         effect, any agreements to rent or lease (as lessee) any real or personal property (other than utility poles and tower sites) for terms (including any option to renew or extend any term which has been exercised) of more than one year providing for annual Operating Lease Rentals to be paid by the Company and all Subsidiaries in excess of an aggregate of $750,000 per annum.

                 6C(7).   Sale and Lease-Back. Enter into any arrangement with
         any lender or investor or to which such lender or investor is a party providing for the leasing by the Company or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Company or any Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or rental obligations of the Company or any Subsidiary, provided that (i) any property acquired or constructed after the date of this Agreement may be sold or leased back by the Company or any Subsidiary if such sale and lease-back occurs within the 12 month period following the date of acquisition or construction of such property and (ii) such action would not result in a violation of Paragraph 6C(6).

                 6C(8).   Sale or Discount of Receivables. Sell with recourse,
         or discount or otherwise sell for less than face value thereof any of its notes or accounts receivable, except for receivables arising through the use by customers of MasterCard, Visa or American Express charge cards in the ordinary course of business.

                 6C(9).   Transactions with Stockholders. Directly or
         indirectly purchase, acquire or lease any property from, or sell, transfer or lease property (other than shares of stock of the Company) from, or sell, dispose of or lease any property to, or otherwise deal with, in the ordinary course of business or otherwise (i) any Substantial Stockholder, or (ii) any corporation (except a Subsidiary) in which a Substantial Stockholder or the Company (either directly or through Subsidiaries) owns 5% or more of the outstanding stock except that (a) any Substantial Stockholder may be a director, officer or employee of the Company or any Subsidiary and may be paid reasonable compensation in connection therewith and (b) such acts and transactions prohibited by this paragraph 6C(9) may be performed or engaged in if upon terms not less favorable to the Company or any Subsidiary than if no relationship described in clauses (i) and (ii) above existed.

                 6C(10). Guarantees. Make or permit to remain outstanding guarantees of the obligations of any Person in excess of an aggregate of $100,000 except by endorsement of instruments for deposit or collection in the ordinary course of business and except for existing guarantees described on Schedule 6C(10).

         PARAGRAPH 7. EVENTS OF DEFAULT.

                 7A.      Acceleration. If any of the following events shall
         occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

                          (i) the Company defaults in the payment of any principal of or premium on any Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or

                          (ii) the Company defaults in the payment of any interest on any Note or the cancellation fee specified in paragraph 2B for more than 10 days after the date due; or

                          (iii) the Company or any Subsidiary defaults in any payment of principal of or interest on any other Debt (other than any guaranty) in excess of $1,000,000 which continues beyond any period of grace provided with respect thereto, or the Company or any Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement under which any such Debt is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such Debt (or a trustee on behalf of such holder or holders) to cause, such obligation to become due prior to any stated maturity or the Company fails to pay any guaranty in accordance with its terms; or

                          (iv) any representation or warranty made by the Company herein or by the Company or any of its officers in any writing furnished in connection with or pursuant to this Agreement shall be false in any material respect on the date as of which made; or

                          (v) the Company fails to perform or observe any agreement contained in paragraphs 5C, 5D, or 6; or

                          (vi) the Company fails to perform or observe any other agreement, term or condition contained herein and such failure shall not be remedied within 30 days after the earlier of (a) written notice thereof has been received by the Company from you or (b) the Company having actual knowledge thereof; or

                          (vii) the Company or any Subsidiary (a) makes an assignment for the benefit of creditors or (b) is generally not paying its debts as such debts become due; or

                          (viii) any decree or order for relief in respect of the Company or any Subsidiary is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the "Bankruptcy Law"), of any jurisdiction; or

                          (ix) the Company or any Subsidiary petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any Subsidiary, or of any substantial part of the assets of the Company or any Subsidiary, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Subsidiary) relating to the Company or any Subsidiary under the Bankruptcy Law of any other jurisdiction; or

                          (x) any such petition or application is filed, or any such proceedings are commenced, against the Company or any Subsidiary and the Company or such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 30 days; or

                          (xi) any order, judgment or decree is entered in any proceedings against the Company decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

                          (xii) any order, judgment or decree is entered in any proceedings against the Company or any Subsidiary decreeing a split-up of the Company or such Subsidiary which requires the divestiture of assets representing a substantial part, or the divestiture of the stock of a Subsidiary whose assets represent a substantial part, of the consolidated assets of the Company and its Subsidiaries (i.e. assets which constitute more than twenty percent (20%) of the Company and its Subsidiaries or which have contributed more than twenty percent (20%) of the Consolidated Net Earnings of the Company and its Subsidiaries for any of the three (3) fiscal years then ended) or which requires the divestiture of assets, or stock of a Subsidiary, which shall have contributed more than 20% of the Consolidated Net Earnings for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

                          (xiii) any judgment or order, or series of judgments or orders, for the payment of money in an amount in excess of $1,000,000 is rendered against the Company or any Subsidiary and either (i) enforcement proceedings have been commenced by any creditor upon such judgment or order or (ii) within 30 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or (iii) within 30 days after the expiration of any such stay, such judgment is not discharged;

         then (a) if such event is an Event of Default specified in clause
         (vii)(a), (viii), (ix), (x) or (xi) of this paragraph 7A with respect to the Company, all of the Notes at the time outstanding shall automatically become immediately due and payable at par together with interest accrued thereon, without presentment, demand, protest or notice of any kind (including, without limitation, notice of intent to accelerate and notice of acceleration of maturity), all of which are hereby waived by the Company, and (b) if such event is any other Event of Default, the Required Holder(s) may at its or their option, by notice in writing to the Company, declare all of the Notes to be, and all of the Notes shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Premium, if any, with respect to each Note, without presentment, demand, protest or other notice of any kind (including, without limitation, notice of intent to accelerate and notice of acceleration of maturity), all of which are hereby waived by the Company, provided that the Yield-Maintenance Premium, if any, with respect to each Note shall be due and payable upon such declaration only if (x) such event is an Event of Default specified in any of clauses (i) to (vi), inclusive, of this paragraph 7A, (y) the Required Holder(s) shall have given to the Company, at least 10 Business Days before such declaration, written notice stating its or their intention so to declare the Notes to be immediately due and payable and identifying one or more such Events of Default whose occurrence on or before the date of such notice permits such declaration and (z) one or more of the Events of Default so identified shall be continuing at the time of such declaration.

                 7B.      Other Remedies. If any Event of Default shall occur
         and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

         PARAGRAPH 8. REPRESENTATIONS, COVENANTS AND WARRANTIES.

         8. Representations, Covenants and Warranties. The Company represents, covenants and warrants:

                 8A.      Organization; Qualification; Corporate Authority. The
         Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, and the Company has and each Subsidiary has the corporate power to own its respective property and to carry on its respective business as now being conducted, and the Company is and each Subsidiary is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the Company owns a Cable TV System, or in which the failure to be so qualified or in good standing could have a material adverse effect on the Company or such Subsidiary. The execution, delivery and performance by the Company of this Agreement and the Notes are within the Company's corporate powers and have been duly authorized by all necessary corporate action.

                 8B.      Financial Statements. The Company has furnished you
         with the following financial statements, identified by a principal financial officer of the Company: (i) a consolidated balance sheet of the Company and its Subsidiaries as at October 31 in each of the years 1987 and 1988, and consolidated statements of operations, statements of changes in shareholders' equity and statements of cash flows of the Company and its Subsidiaries for each such year, all certified by Coopers & Lybrand, Certified Public Accountants; and (ii) a consolidated balance sheet of the Company and its Subsidiaries as at April 30, 1989 and a consolidated statement of income and statement of changes in financial position for the six-month period ended on each such date, prepared by the Company. Such financial statements (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments), have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods involved and show all liabilities, direct and contingent, of the Company and its Subsidiaries required to be shown in accordance with such principles. The balance sheets fairly present the condition of the Company and its Subsidiaries as at the dates thereof, and the statements of income and statements of changes in financial position fairly present the results of the operations of the Company and its Subsidiaries for the periods indicated. There has been no material adverse change in the business, condition or operations (financial or otherwise) of the Company and its Subsidiaries taken as a whole since October 31, 1988.

                 8C.      Actions Pending. There is no action, suit,
         investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, by or before any court, arbitrator or administrative or governmental body, except the matters described on the Schedule 8C attached hereto. There is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries which purports to affect the validity or enforceability of this Agreement or any Note.

                 8D. Outstanding Debt. Neither the Company nor any of its Subsidiaries has outstanding any Debt except as permitted pursuant to this Agreement. There exists no default under the provisions of any instrument evidencing such Debt or of any agreement relating thereto.

                 8E.      Title to Properties. The Company has and each of its
         Subsidiaries has good and indefeasible title to its respective real properties (other than properties which it leases) and good title to all of its other respective properties and assets, including, but not limited to, the properties and assets reflected in the balance sheet as at October 31, 1988 referred to in paragraph 8B (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by paragraph 6C(1). The Company and its Subsidiaries enjoy peaceful and undisturbed possession of all leases necessary in any material respect for the operation of their respective properties and assets, none of which contain any unusual or burdensome provisions which could reasonably be expected to materially affect or impair the operation of such properties or assets. All such leases are valid and subsisting and are in full force and effect.

                 8F.      Franchises and Licenses; Material Contracts. The
         Company and each of its Subsidiaries have obtained all franchises, licenses, consents, approvals and authorizations granted or issued by any public or governmental body, agency or authority necessary to own and operate the Cable TV Systems and all such franchises, licenses, consents, approvals and authorizations are in full force and effect. Except for the matters described on Schedule 8F attached hereto, the Company and each of its Subsidiaries have outstanding no contractual undertakings or commitments not made in the ordinary course of business except the Operating Agreements.

                 8G.      Taxes. The Company has and each of its Subsidiaries
         has filed all Federal, State and other income tax returns which, to the best knowledge of the Company, are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles. Federal, State and other income tax returns of the Company and its Subsidiaries have been examined and reported on by the taxing authorities or the assessment of further income tax deficiency is closed by applicable statutes and satisfied for all fiscal years prior to and including the fiscal year ended on October 31, 1985.

                 8H.      Conflicting Agreements and Other Matters. Neither the
         Company nor any of its Subsidiaries is a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, property or assets, or financial condition. Neither the execution nor delivery of this Agreement or the Notes, nor the offering, issuance and sale of the Notes, nor fulfillment of nor compliance with the terms and provisions hereof and of the Notes will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien (other than as permitted by clause (i) or (ii) of Section 6(C)(1)) upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, the charter or by-laws of the Company or any of its Subsidiaries, any award of any arbitrator or any material agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of its Subsidiaries is subject except for breaches, defaults and violations of any such agreement which have been permanently waived in writing. Neither the offering, issuance or sale of the Notes will conflict with, or result in a breach of the terms, conditions or provisions of or constitute a default under or result in any violation of, or result in the creation of any Lien (other than as permitted by clause (i) or (ii) of Section 6(C)(1) upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statue, law, rule or regulation (whether or not considered material) to which the Company or any of its subsidiaries is subject. Neither the Company nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Debt of the Company or such Subsidiary, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of the Company of the type to be evidenced by the Notes except as set forth in the agreements listed in Exhibit C attached hereto.

                 8I.      Offering of Notes. Neither the Company nor any agent
         acting on its behalf has, directly or indirectly, offered the Notes or any similar security of the Company for sale to, or solicited any offers to buy the Notes or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, any Person other than institutional investors, and neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Notes to the provisions of
         Section 5 of the Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction.

                 8J.      Regulation G, Etc. Neither the Company nor any
         Subsidiary owns or has any present intention of acquiring any "margin stock" as defined in Regulation G (12 CFR Part 207) of the Board of Governors of the Federal Reserve System (herein called "margin stock"). The proceeds of sale of the Notes will be used to pay the purchase price for five Cable TV Systems pursuant to the Purchase Agreement and to pay related costs and expenses. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retiring any indebtedness which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation G. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulation G, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the

         Securities Exchange Act of 1934, as amended, in each case as in effect now or as the same may hereafter be in effect.

                 8K.      Pollution and Other Regulations. The Company and each
         of its Subsidiaries is in substantial compliance with all laws and regulations relating to pollution and environmental control, equal employment opportunity and employee safety in all jurisdictions in which the Company and each of its Subsidiaries is doing business.

                 8L.      ERISA. No accumulated funding deficiency (as defined
         in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer
         Plan). No liability to the Pension Benefit Guaranty Corporation has been or is expected by the Company to be incurred with respect to any Plan (other than a Multiemployer Plan) by the Company or any of its Subsidiaries which is or would be materially adverse to the Company and its Subsidiaries taken as a whole. Neither the Company nor any of its Subsidiaries has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would be materially adverse to the Company and its Subsidiaries taken as a whole. The execution and delivery of this Agreement and the issuance and sale of the Notes will not involve any transaction which is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975 of the Code. The representation by the Company in the next preceding sentence is made in reliance upon and subject to the accuracy of your representation in paragraph 9 as to the source of the funds to be used to pay the purchase price of the Notes to be purchased by you.

                 8M.      Governmental Consent. Neither the nature of the
         Company, or of any Subsidiary, nor any of their respective businesses or properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the offering, issuance, sale or delivery of the Notes is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental or regulatory body (other than routine filings after the Date of Closing with the Securities and Exchange Commission and/or state Blue Sky authorities) in connection with the execution and delivery of this Agreement, the offering, issuance, sale or delivery of the Notes or fulfillment of or compliance with the terms and provisions hereof or of the Notes.

                 8N.      Enforceability. This Agreement is, and the Notes when
         delivered hereunder will be, legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

                 8O.      Disclosure. Neither this Agreement nor any other
         document, certificate or statement furnished to you by or on behalf of the Company in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact known to the Company which is peculiar to the Company or any of its Subsidiaries (as opposed to general economic or industry conditions) which materially adversely affects or in the future may (so far as the Company can now foresee) materially adversely affect the business, property or assets, or financial condition of the Company or any of its Subsidiaries and which has not been set forth in this Agreement or in the other documents, certificates and statements furnished to you by or on behalf of the Company prior to the date hereof in connection with the transactions contemplated hereby. The financial projections contained in Schedule 8O are reasonably based on the assumptions stated therein and the best information available to the officers of the Company.

                 8P.      Delivery of Agreements. The Company has delivered to
         you prior to the date hereof a true, correct and complete copy of the Purchase Agreement and each agreement listed on Exhibit C attached hereto, including all amendments and waivers of any provision thereof.

                 8Q.      Investment Company Act. The Company is not an
         "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                 8R.      Public Utility Holding Company Act. The Company is
         not a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         PARAGRAPH 9. REPRESENTATIONS OF THE PURCHASER.

         9. Representations of the Purchaser. You represent and in making this sale to you it is specifically understood and agreed that you are not acquiring the Notes to be purchased by you hereunder with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of your property shall at all times be and remain within your control. You also represent that no part of the funds being used by you to pay the purchase price of the Note being purchased by you hereunder constitutes assets allocated to any separate account maintained by you in which any employee benefit plan, other than employee benefit plans identified on a list which has been furnished by you to the Company, participates to the extent of 5% or more. For the purpose of this paragraph 9, the terms "separate account" and "employee benefit plan" shall have the respective meanings specified in section 3 of ERISA.

         PARAGRAPH 10. DEFINITIONS.

                 10A.     Certain Defined Terms. An used in this Agreement the
         following terms shall have the meanings specified with respect thereto below (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                 "Affiliate" shall mean any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the Company, except a Subsidiary. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

                 "Bankruptcy Law" shall have the meaning specified in clause
         (viii) of paragraph 7A.

                 "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

                 "Cable TV System" shall mean all related licenses, franchises and permits (other than for television and radio broadcasting) issued under Federal, State or local laws from time to time, or other authority or right, which authorize a person to receive or distribute, or both, by cable, satellite or other technology, audio and visual signals within a geographical area for the purpose of providing entertainment or other services, together with all agreements with public utilities and microwave transmission companies, pole attachment, use, access or rental agreements, utility easements and all other property owned or used in connection with the entertainment and services provided pursuant to, and all interest of such person to receive revenues from, or pursuant to, said licenses, franchises and permits.

                 "Called Principal" shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to paragraph 4B (any partial prepayment being applied in satisfaction of required payment of principal in inverse order of their scheduled due dates) or is declared to be immediately due and payable pursuant to paragraph 7A.

                 "Capitalized lease Obligation" shall mean any rental obligation which, under generally accepted accounting principles, is or will be required to be capitalized on the books of the Company or any Subsidiary, in each case taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles.

                 "Code" shall mean the Internal Revenue Code of 1986, as amended.

                 "Consolidated Assets" shall mean all assets of the Company and its Subsidiaries.

                 "Consolidated Net Earnings" shall mean consolidated gross revenues of the Company and its Subsidiaries less all operating and nonoperating expenses of the Company and its Subsidiaries including all charges of a proper character (including current and deferred taxes on income, and current additions to reserves), but not including in gross revenues any gains (net of expenses and taxes applicable thereto) in excess of losses resulting from the sale, conversion or other disposition of capital assets (i,e., assets other than current assets), any gains resulting from the write-up of assets, any equity of the Company or any Subsidiary in the unremitted earnings of any corporation which is not a Subsidiary, any earnings of any Person acquired by the Company or any Subsidiary through purchase, merger or consolidation or otherwise for any year prior to the date of acquisition, or any deferred credit representing the excess of equity in any Subsidiary at the date of acquisition over the cost of the investment in such Subsidiary; all determined in accordance with generally accepted accounting principles.

                 "Date of Closing" shall have the meaning specified in paragraph 2.

                 "Debt" shall mean and include without duplication,

                          (i) any obligation payable more than one year from the date of creation thereof which, under generally accepted accounting principles, is shown on the balance sheet as a liability (including Capitalized Lease Obligations but excluding reserves for deferred income taxes and other reserves to the extent that such reserves do not constitute an obligation),

                          (ii) any obligation payable on demand or within a period of one year from the date of the creation thereof for borrowed money (and any notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money)

                          (iii) indebtedness which is secured by any Lien on property owned by the Company or any Subsidiary, whether or not the indebtedness secured thereby shall have been assumed by the Company or such Subsidiary,

                          (iv)    guarantees, endorsements (other than
                 endorsements of negotiable instruments for collection in the ordinary course of business) and other contingent liabilities (whether direct or indirect) in connection with the obligations, stock or dividends of any Person,

                          (v) obligations under any contract providing for the making of loans, advances or capital contributions to any Person, or for the purchase of any property from any Person, in each case in order to enable such Person primarily to maintain working capital, net worth or any other balance sheet condition or to pay debts, dividends or expenses,

                          (vi) obligations under any contract for the purchase of materials, supplies or other property or services if such contract (or any related document) requires that payment for such materials, supplies or other property or services shall be made regardless of whether or not delivery of such materials, supplies or other property or services is ever made or tendered,

                          (vii) obligations under any contract to rent or lease (as lessee) any real or personal property if such contract (or any related document) provides that the obligation to make payments thereunder is absolute and unconditional under conditions not customarily found in commercial leases then in general use or requires that the lessee purchase or otherwise acquire securities or obligations of the lessor,

                          (viii) obligations under any contract for the sale or use of materials, supplies or other property or services if such contract (or any related document) requires that payment for such materials, supplies or other property or services, or the use thereof, shall be subordinated to any indebtedness (of the purchaser or user of such materials, supplies or other property or the Person entitled to the benefit of such services) owed or to be owed to any Person,

                          (ix) obligations under any other contract which, in economic effect, is substantially equivalent to a guarantee,

                          (x)     Subordinated Debt, and

                          (xi) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA;

         all as determined in accordance with generally accepted accounting principles.

                 "Discounted Value" shall mean, with respect to the Called Principal of any Note, the amount calculated by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on a semi-annual basis) equal to the Reinvestment Yield with respect to such Called Principal.

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                 "Events of Default" shall mean any of the events specified in paragraph 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "Default" shall mean any of such events, whether or not any such requirement has been satisfied.

                 "FCC" shall mean the Federal Communications Commission or any successor agency providing the same function.

                 "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind or any other similar type of preferential arrangement (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction).

                 "Notes" shall have the meaning specified in paragraph 1.

                 "Multiemployer Plan" shall mean any plan which is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

                 "Officer's Certificate" shall mean a certificate signed in the name of the Company by its President, its Executive Vice President or its Treasurer.

                 "Operating Agreements" shall mean all of the franchise agreements, pole agreements and any and all other agreements executed by the Company or any Subsidiary in connection with the Company's or any Subsidiary's operation of Cable TV Systems in compliance with the rules and regulations of the FCC.

                 "Operating Cash Flow" shall mean for the period in question, total revenues less operating expenses plus depreciation and amortization expense. Operating expenses include programming, technical, selling, promotion, general and administration expenses but do not include interest or income tax expense.

                 "Operating Lease Rentals" shall mean rentals payable under leases of any property (other than utility poles and tower sites) which would not be capitalized on the Company's balance sheet as defined in accordance with generally accepted accounting principles.

                 "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

                 "Plan" shall mean an "employee pension benefit plan" (as defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or by any trade or business, whether or not incorporated, which, together with the Company, is under common control, as described in section 414(b) or (c) of the Code.

                 "Price Increase" shall have the meaning specified in paragraph 2B.

                 "Purchase Agreement" shall mean the Asset Purchase and Sale Agreement, dated as of July 14, 1989, among Jack Kent Incorporated, Cooke Media Group Inc., certain direct and indirect subsidiaries of such corporations, and the Company which agreement provides for the purchase of the Cable TV Systems located in Bryan, Texas, Victoria, Texas, Paris, Texas, Greenville, Mississippi and Clovis, New Mexico, as the provisions thereof have been or may be from time to time amended or waived; provided that no amendment or waiver of any provision of such Asset Purchase and Sale Agreement that may become effective after the date hereof which materially increases the consideration to be paid thereunder or which materially reduces the assets to be acquired thereunder, and no termination of such Asset Purchase and Sale Agreement in whole or in material part, shall be effective for the purpose of this Agreement unless consented to in writing by the Required Holder(s).

                 "Reinvestment Yield" shall mean, with respect to the Called Principal of any Note, the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Service (or such other display as may replace Page 678 on the Telerate Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury Constant Maturity Series yields reported (for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal) in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and
         (b) interpolating linearly between reported yields.

                 "Related Investment" shall mean any investment in the stock or other interest in any Person whose principal business is the cable television business or one or more businesses that are necessary thereto, including, for example, and not by way of limitation, the programming, syndication, broadcasting, production, licensing, entertainment and microwave and fiber optic and similar transmission and reception businesses.

                 "Remaining Average Life" shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying
         (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

                 "Remaining Scheduled Payments" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

                 "Required Holder(s)" shall mean the holder or holders of at least 66-2/3% of the aggregate principal amount of the Notes from time to time outstanding.

                 "Securities Act" shall mean the Securities Act of 1933, as amended.

                 "Settlement Date" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 4B or is declared to be immediately due and payable pursuant to paragraph 7A.

                 "Significant Holder" shall mean (i) you, so long as you shall hold (or be committed under this Agreement to purchase) any Note, or
         (ii) any other holder of at least 10% of the aggregate principal Notes from time to time outstanding.

                 "Subordinated Debt" shall mean Debt of the Company which is expressly and validly subordinated to the Note under conditions and pursuant to terms and provisions approved by you in writing.

                 "Subsidiary" shall mean any corporation organized under the laws of any State of the United States of America, Canada, or any Province of Canada, which conducts the major portion of its business in and makes the major portion of its sales to Persons located in the United States of America or Canada, and 80% of the stock of every class of which, except directors' qualifying shares, shall, at the time as of which any determination is being made, be owned by the Company either directly or through Subsidiaries.

                 "Substantial Stockholder" shall mean a Person that directly or indirectly through one or more Subsidiaries owns 5% or more of the outstanding stock of the Company or a Subsidiary of the Company.

                 "Transferee" shall mean any direct or indirect transferee of all or any part of any Note purchased by you under this Agreement.

                 "Treasury Notes" shall have the meaning specified in paragraph 2B.

                 "Yield-Maintenance Premium" shall mean, with respect to any Note, a premium equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Premium shall in no event be less than zero.

                 10B.     Accounting Terms. All accounting terms not
         specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in paragraph 8B.

         PARAGRAPH 11. MISCELLANEOUS.

                 11A.     Note Payments. So long as you shall hold any Note,
         the Company will make payments of principal thereof and premium, if any, and interest thereon, which comply with the terms of this Agreement, not later than 12:00 noon (New York City time) on the day when due in U.S. dollars, by wire transfer of immediately available funds for credit to your account or accounts as specified in the Purchaser Schedule attached hereto, or such other account or accounts in the United States as you may designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. You agree that, before disposing of any Note, you will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 11A to any Transferee which shall have made the same agreement as you have made in this paragraph 11A.

                 11B.     Expenses. The Company agrees, whether or not the
         transactions contemplated hereby shall be consummated, to pay, and save you and to the extent hereafter provided, any Transferee harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including (i) all document production and duplication charges and the fees and expenses of any special counsel engaged by you in connection with this Agreement, the transactions contemplated hereby and any subsequent proposed modification of, or proposed consent under, this Agreement, whether or not such proposed modification shall be effected or proposed consent granted, and (ii) the costs and expenses, including attorneys' fees, incurred by you or any Transferee in administering this Agreement and enforcing any rights under this Agreement or the Notes or in responding to any subpoena or other legal process issued in connection with this Agreement or the transactions contemplated hereby or by reason of your or any Transferee's having acquired any Note, including without limitation costs and expenses incurred in any bankruptcy case. The obligations of the Company under this paragraph 11B shall survive the transfer of any Note or portion thereof or interest therein by you or any Transferee and the payment of any Note.

                 11C.     Consent to Amendments. This Agreement may be amended,
         and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) except that, without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to this Agreement shall change the maturity of any Note, or change the principal of, or the rate or time of payment of interest or any premium payable with respect to any Note, or affect the time, amount or allocation of any prepayments, or reduce the proportion of the principal amount of the Notes required with respect to any consent. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 11C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein and in the Notes, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

                 11D.     Form, Registration, Transfer and Exchange of Notes;
         Lost Notes. The Notes are issuable as registered notes without coupons in denominations of at least $100,000, except as may be necessary to reflect any principal amount not evenly divisible by $100,000. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new

         Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

                 11E.     Persons Deemed owners; Participations. Prior to due
         presentment for registration of transfer, the Company may treat the Person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of and premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in all or any part of such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion.

                 11F.     Survival of Representations and Warranties; Entire
         Agreement. All representations and warranties contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of you or any Transferee. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company supersede all prior agreements and understandings relating to the subject matter hereof.

                 11G.     Successors and Assigns. All covenants and other
         agreements in this Agreement contained by or on behalf of either of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

                 11H.     Disclosure to Other Persons. The Company acknowledges
         that the holder of any Note may deliver copies of any financial statements and other documents delivered to such holder, and disclose any other information disclosed to such holder, by or on behalf of the Company or any Subsidiary in connection with or pursuant to this Agreement to (i) such holder's directors, officers, employees, agents and professional consultants, (ii) any other holder of any Note, (iii) any Person to which such holder offers to sell such Note or any part thereof, (iv) any Person to which such holder sells or offers to sell a participation in all or any part of such Note, (v) any Federal or State regulatory authority having jurisdiction over such holder, (vi) the National Association of Insurance Commissioners or any similar organization or (vii) any other Person to which such delivery or disclosure may be necessary or appropriate (a) in compliance with any law, rule, regulation or order applicable to such holder, (b) in response to any subpoena or other legal process, (c) in connection with any litigation to which such holder is a party or (d) in order to protect such holder's investment in such Note.

                 11I.     Notices. All notices or other communications provided
         for hereunder (except for the telephonic notice required by paragraph
         4C) shall be in writing and sent by first class mail or nationwide overnight delivery service (with charges prepaid) and, (i) if to you, addressed to you at the address specified for such communications in the Purchaser Schedule attached hereto, or at such other address as you shall have specified to the Company in writing, (ii) if to any other holder of any Note, addressed to such other holder at such address as such other holder shall have specified to the Company in writing or, if any such other holder shall not have so specified an address to the Company, then addressed to such other holder in care of the last holder of such Note which shall have so specified an address to the Company, and (iii) if to the Company, addressed to it at TCA Cable TV, Inc., 3015 SSE Loop 323, Tyler, Texas 75713-0489, Attention:
         President, or at such other address as the Company shall have specified to the holder of each Note in writing; provided. however, that any such communication to the Company may also, at the option of the holder of any Note, be delivered by any other means either to the Company at its address specified above or to any officer of the Company; provided, further, that any notice delivered to the Company pursuant to Section 7 hereof shall be sent by certified mail, return receipt requested and shall be deemed given on the third Business Day following deposit in such mail, properly addressed with postage prepaid.

                 11J.     Descriptive Headings. The descriptive headings of the
         several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                 11K.     Satisfaction Requirement. If any agreement,
         certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to you or to the Required Holder(s), the determination of such satisfaction shall be made by you or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

                 11L. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF TEXAS. This Agreement may not be changed orally, but (subject to the provisions of paragraph 11C) only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

                 11M.     Maximum Interest Payable. The Company, you and any
         other holders of the Notes specifically intend and agree to limit contractually the amount of interest payable under this Agreement, the Notes and all other instruments and agreements related hereto and thereto to the maximum amount of interest lawfully permitted to be charged under applicable law. Therefore, none of the terms of this Agreement, the Notes or any instrument pertaining to or relating to this Agreement or the Notes shall ever be construed to create a contract to pay interest at a rate in excess of the maximum rate permitted to be charged under applicable law, and neither the Company, any guarantor nor any other party liable or to become liable hereunder, under the Notes, under any guaranties or under any other instruments and agreements related hereto and thereto shall ever be liable for interest in excess of the amount determined at such maximum rate, and the provisions of this paragraph shall control over all other provisions of this Agreement, the Notes, any guaranties or any other instrument pertaining to or relating to the transactions herein contemplated. If any amount of interest taken or received by you or any holder of a Note shall be in excess of said maximum amount of interest which, under applicable law, could lawfully have been collected by you or such holder incident to such transactions, then such excess shall be deemed to have been the result of a mathematical error by all parties hereto and shall be refunded promptly by the Person receiving such amount to the party paying such amount, or, at the option of the recipient, credited ratably against the unpaid principal amount of the Note or Notes held by you or such holder, respectively. All amounts paid or agreed to be paid in connection with such transactions which would under applicable law be deemed "interest" shall, to the extent permitted by such applicable law, be amortized, prorated, allocated and spread throughout the stated term of this Agreement. "Applicable law" as used in this paragraph means that law in effect from time to time which permits the charging and collection of the highest permissible lawful, nonusurious rate of interest on the transactions herein contemplated including laws of the State of Texas and of the United States of America, and "maximum rate" as used in this paragraph means, with respect to each of the Notes, the maximum lawful, nonusurious rates of interest (if any) which under applicable law may be charged to the Company from time to time with respect to such Notes.

                 11N. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

         If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the Company, whereupon this letter shall become a binding agreement between you and the Company.

                                           Very truly yours,

                                           TCA CABLE TV, INC.


                                           By /s/ ROBERT M. ROGERS
                                              President

The foregoing Agreement is
hereby accepted as of the
date first above written.

THE PRUDENTIAL INSURANCE
COMPANY OF AMERICA


By /s/ JAMES K. LATIMER, III
   Title: Vice President





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